UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30362	74-2846643
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (512) 349-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On April 26, 2005, Crossroads Systems, Inc. entered into Severance Benefit Plan Letter Agreements, which provide certain benefits in the event of an involuntary termination, with Valerie H. Savage and David Cerf. A form of the Severance Benefit Plan Letter Agreement, which details the benefits provided, is attached to this Form 8-K as Exhibit 10.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Crossroads Systems, Inc. received notice from The Nasdaq Stock Market on April 25, 2005 advising Crossroads that for 30 consecutive business days the bid price of its common stock closed below the minimum $1.00 per share required for continued inclusion on The Nasdaq National Market, as set forth in Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Marketplace Rule 4450(e)(2), the notice specified that unless Crossroads’ common stock closes at a bid price of $1.00 per share or greater for a minimum of ten consecutive trading days by October 24, 2005, Nasdaq would provide Crossroads with notice at that time of their intent to de-list its stock from The Nasdaq National Market. Crossroads would have an opportunity to appeal any de-listing notification received at that time.

In the event that Crossroads receives notice that its common stock is delisted from The Nasdaq National Market, Nasdaq rules permit Crossroads to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that such a delisting determination was based solely on non-compliance with the Minimum Bid Price Rule, Nasdaq Marketplace Rule 4450(i) may permit Crossroads to transfer its common stock to The Nasdaq SmallCap Market if its common stock satisfies all criteria for initial inclusion on such market other than compliance with the Minimum Bid Price Rule. In the event of such a transfer, the Nasdaq Marketplace Rules provide that Crossroads would be provided an additional 180 calendar days to comply with the Minimum Bid Price Rule.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 26, 2005, Crossroads Systems, Inc. appointed Valerie H. Savage, 48, as its Vice President and Chief Financial Officer. Ms. Savage will also continue to serve as Crossroads’ principal financial officer and principal accounting officer. Ms. Savage had previously served as Crossroads’ interim Chief Financial Officer.

Ms. Savage has served as an independent business consultant to several private and public companies since June 2000. Ms. Savage served as Vice President, Worldwide Client Services for drkoop.com, Inc. from January 2000 to June 2000, and as Associate Vice President, Investor Relations from February 1999 to January 2000. From November 1998 to February 1999, Ms. Savage served as Chief Financial Officer for Ki-Soft, Inc., a privately held enterprise software company. From March 1996 to November 1998, Ms. Savage served as Investor Relations Officer for IntelliQuest Information Group, Inc. From January 1989 to March 1996, Ms. Savage served as an independent business consultant. From December 1986 to December

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1988, Ms. Savage served as Financial Analyst to Kallestad Diagnostics. From November 1985 to December 1986, Ms. Savage was a partner in a corporate services firm. From September 1982 to November 1985, Ms. Savage served on the audit staff of Touche Ross & Co. Ms. Savage holds a B.S. in accounting from the University of Texas at Dallas and is a Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.01	Form of Crossroads Systems, Inc. Severance Benefit Plan Letter Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: April 28, 2005	By:	/s/ Rob Sims
Rob Sims President and Chief Executive Officer